Exhibit 99.1

EMPIRE
RESORTS, INC.	204 STATE ROUTE 17B MONTICELLO. NY 12701 PHONE: (845) 807-0001 FAX: (845) 807 0000

EMPIRE RESORTS ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

Company accepts resignation of G. Michael Brown for health reasons. Board unanimously elects Emanuel Pearlman New Chairman of the Board and CEO Joseph D’Amato as Director

Monticello, N.Y., September 9 2010.  Empire Resorts, Inc., (NASDAQ: NYNY) today announced that G. Michael Brown has resigned as Chairman of the Company's Board of Directors effective immediately due to health reasons. The Company also announced the unanimous election of Emanuel Pearlman as the non-executive Chairman of the Board of Directors and CEO Joseph D’Amato as a member of the Board.

Empire Resorts’ Lead Director James Simon stated, “The Company fully supports Mickey Brown’s decision to step down as Chairman of the Board so he can devote all of his time and energy toward improving his health. Mickey has been an excellent Board member for Empire Resorts. His valuable time, talent, passion and wisdom helped stabilize the Company. While we regret seeing him leave, we are pleased that Manny Pearlman has agreed to serve as Chairman and we are also happy to have our CEO Joseph D’Amato join the Board.”

Mr. Pearlman is the founder and Chief Executive Officer of Liberation Investment Group, a New York-based investment management and financial consulting firm. His experience in the gaming industry includes serving as a consultant for Jackpot Enterprises, Inc. and Bally Entertainment Corp., where he advised the companies on their business and financial activities. Mr. Pearlman also served as a director of Multimedia Games, Inc., a gaming technology developer and distributor, from 2006 to 2010.

Mr. Pearlman said, “Our Board thanks Mickey Brown for his important contributions and expresses its gratitude for his service to the Company. His experience and insight have been extremely helpful to his fellow Board members and the entire management team at Empire Resorts. Moving forward, as Chairman I plan to help maximize the Board’s efforts to address the financial and growth challenges facing the Company.”

Mr. Pearlman serves as a Class III director, with a term expiring at the Company's 2012 annual meeting of stockholders. He was unanimously elected as Chairman and was originally appointed to the Company's Board of Directors pursuant to the recommendation of Kien Huat Realty III Limited, the Company's largest stockholder, under the terms of an August 19, 2009, Investment Agreement.

Newly appointed Director and current CEO Joseph D’Amato brings over three decades of financial management, senior accounting and gaming operations experience to the Empire Resorts Board. Prior to becoming the Company’s CEO and CFO, Mr. D’Amato was the Chief

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Executive Officer of Mount Airy Casino Resort in Pennsylvania, from 2007 to 2009, and was Chief Financial Officer of the Seneca Gaming Corporation in Western New York from 2002 to 2005 and as its Chief Operating Officer from 2005 to 2007.

Mr. D’Amato was unanimously elected to serve as a Class I director, with a term expiring at the Company's 2010 annual meeting of stockholders. He was appointed pursuant to the recommendation of Kien Huat Realty III Limited, the Company's largest stockholder, under the terms of an August 19, 2009, Investment Agreement.

Mr. Pearlman concluded, “"We welcome our CEO Joe D’Amato as a new member of Empire Resorts’ Board of Directors. Joe is a seasoned gaming industry executive and his operational experience will complement the expertise of our current Board members."

About Empire Resorts
Empire Resorts owns and operates the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and 90 miles from midtown Manhattan. For additional information, please visit www.empireresorts.com.

Company Contact:
Investor Relations
Charles A. Degliomini
Executive Vice President
(845) 807-0001
cdegliomini@empireresorts.com

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that may involve material risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. For a full discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year, as well as the Form 10-Q for the most recently ended fiscal quarter.